Exhibit 23.1


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                                                                    Exhibit 23.1

                         Consent of Independent Auditors


         We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of U.S. Industries, Inc., USI Global Corp. and USI American Holdings, Inc. and to the incorporation by reference therein of our report dated November 12, 1998, except for Note 16, as to which the date is April 26, 1999, with respect to the consolidated financial statements and schedule of US Industries, Inc. included in its Annual Report on Amendment No. 3 to Form 10-K/A for the year ended October 3, 1998, filed with the Securities and Exchange Commission.

/s/  Ernst & Young LLP

New York, New York
August 16, 1999